EXHIBIT 99.1


Date:       February 9, 2006
Contact:    Joe L. Powers, Executive Vice President
            P.O. Box 141000
            Nashville, TN  37214-1000
            Phone:  (615) 902-1300
            Fax:    (615) 883-6353
Website:    www.thomasnelson.com


                   THOMAS NELSON POSTS 26% INCOME GAIN FOR
                            FY 2006 THIRD QUARTER


     Nashville, TN. February 9, 2006. Thomas Nelson, Inc. (NYSE:TNM) today announced its financial results for the third quarter and first nine months of fiscal 2006, the period ending December 31, 2005:

     Net Revenue advanced 12% in the quarter, reaching $70.7 million. This compares with $63.4 million in the same period of the prior fiscal year. Nine-month net revenue was $183.9 million vs. $174.3 million, a gain of 6%. Publishing revenue, which accounted for 82% of the consolidated total in the quarter, expanded by 8%, and conference revenue grew by more than 28%, year over year.

     Nelson achieved a net income gain of 26% in the quarter, earning
$6.9 million vs. last year's comparable $5.5 million. Nine-month net income of $14.5 million was a 5% increase from the $13.8 million of the year before.

     Diluted Income per Share reached $0.45 in the recent quarter, an advance of 25% from $0.36 a year ago. For this year's first nine months, earnings per share were $0.95, an increase of 4% from the $0.91 in the comparable year-prior period.

     "As we noted on prior occasions, our publishing schedule for fiscal year 2006 is heavily weighted toward the second half," said Michael S. Hyatt, Chief Executive Officer. "This is one reason why our publishing results were so strong in the third quarter. "Cure for the Common Life," by Max Lucado, "The Great Physician's Rx for Health and Wellness," by Jordan Rubin, and
"The 360-Degree Leader," by John Maxwell, were among our top five sellers in the quarter and among our top ten for the year to date. These books were all released during the third quarter."

     Mr. Hyatt said: "With Billy Graham's newest work due this month; a collaborative work by Frank Peretti and Ted Dekker; and Michael Savage's fourth book with us also on the current docket, the outlook for our publishing business for the balance of this fiscal year remains good."

     "I am also pleased to note that our business volume with the mass merchandiser class of trade is responding to management efforts and renewed sales-force focus. We are finding ways to broaden our penetration in this important market segment, while ensuring that we offer the most attractive and compelling products," Mr. Hyatt continued.

     "This was a very strong quarter for Women of Faith," noted Mr. Hyatt. "We hosted seven Women of Faith conferences in the third quarter this year, the same number as in fiscal 2005's third quarter. Attendance was up, which boosted our revenue. Additionally, the third quarter's four Revolve conferences, a new series designed for younger women and teenagers, drew more participants and had stronger merchandise sales than we expected."

     Mr. Hyatt continued: "We are seeing some pressure at the more conventional bookselling establishments, both religious bookstores and secular. Government statistics show that book store sales were off by 2% for calendar year 2005 through November, even as retail sales in general were up. We're holding our own despite the pressure, and I believe we are gaining market share. Additionally, we are increasing our business through non-traditional channels. Still, the business environment for bookselling remains less than ideal."

     Thomas Nelson, Inc. will host a conference call related to this earnings release at 10:00 A.M. CST on Friday, February 10, 2006. Individuals may listen to the call by dialing (800) 946-0705. The confirmation number for the call is 4092289. The live broadcast of Thomas Nelson's quarterly conference call will be available online by going to www.thomasnelson.com/news and at www.streetevents.com. The online replay will be available shortly after the call and continue through February 18, 2006.

     This news release includes certain forward-looking statements
(all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made here and the actual results, including with respect to our sales, profits, liquidity and capital position. These factors include, but are not limited to: softness in the general retail environment or in the markets for our products; the timing and acceptance of products being introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances; the effects of acquisitions or dispositions; the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; implementation of new processes and systems; the outcome of any Internal Revenue Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably, and the Company may adjust its strategy in light of changed conditions or new information. Thomas Nelson disclaims any obligation to update forward-looking statements.

     Thomas Nelson, Inc. is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest publisher of Bibles and inspirational products. For more information, visit our website www.thomasnelson.com.

Thomas Nelson's Common stock and Class B Common stock are listed on the New York Stock Exchange (TNM-NYSE).

                                     ###

                     THOMAS NELSON, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (000's omitted, except share amounts, unaudited)


                                      December 31,     March 31,    December 31,
                                          2005           2005           2004
                                      -------------  -------------  ------------
                                      (unaudited)                  (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents           $ 18,194      $ 23,999      $ 21,007
    Accounts receivable, less
      allowances of $10,085, $8,539
      and $9,147, respectively            62,254        60,907        57,992
    Inventories                           37,596        36,678        36,850
    Prepaid expenses                      20,985        18,037        16,527
    Deferred tax assets                    4,797         4,797         4,923
                                     -------------  -------------  ------------
Total current assets                     143,826       144,418       137,299

    Property, plant and equipment, net    19,589        14,618        13,018
    Other assets                          12,030        12,181         9,197
    Deferred charges                       1,591         1,353         1,317
    Intangible assets                      2,440         1,085         1,123
    Goodwill                              29,304        29,304        29,304
                                     -------------  -------------  ------------
Total Assets                            $208,780      $202,959      $191,258
                                     =============  =============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                    $ 25,461      $ 25,304      $ 22,457
    Accrued expenses                       8,373        12,699        10,113
    Deferred revenue                       5,512         9,784         6,394
    Dividends payable                        749           740           737
    Income taxes currently payable         3,190         3,160         6,989
    Current portion of long-term debt        -           2,308         2,308
                                     -------------  -------------  ------------
Total current liabilities                 43,285        53,995        48,998

Long-term taxes payable                   23,213        22,592        21,890
Deferred tax liabilities                     911           911         1,021
Other liabilities                          1,924           827           852
Minority interest                             18            13            12
Shareholders' equity:
    Preferred stock, $1.00 par value,
     authorized 1,000,000 shares;
     none issued                             -             -             -
    Common stock, $1.00 par value,
     authorized 20,000,000 shares;
     Issued 14,029,192; 13,875,108 and
     13,819,043 shares, respectively      14,029        13,875        13,819
    Class B stock, $1.00 par value,
     authorized 5,000,000 shares;
     Issued 956,728; 923,762 and
     924,662 shares, respectively            957           924           925
    Additional paid-in capital            51,344        48,978        48,211
    Retained earnings                     73,099        60,844        55,530
                                     -------------  -------------  ------------
 Total sharesholders' equity             139,429       124,621       118,485
                                     -------------  -------------  ------------
Total Liabilities and
     Shareholders' Equity               $208,780      $202,959      $191,258
                                     =============  =============  ============

(See Notes to Condensed Consolidated Financial Statements)



                     THOMAS NELSON, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (000's omitted, except per share data, unaudited)

                                       Three Months Ended    Nine Months Ended
                                           December 31,         December 31,
                                       ------------------    ------------------
                                         2005      2004        2005      2004
                                       -------    -------    --------  --------
Net revenues                           $70,654    $63,355    $183,912  $174,265
Costs and expenses:
   Cost of goods sold                   39,887     34,983     105,825    99,054
   Selling, general and administrative  19,157     18,818      53,003    50,644
   Depreciation and amortization           699        649       2,153     1,864
                                       -------    -------    --------  --------
  Total costs and expenses              59,743     54,450     160,981   151,562
                                       -------    -------    --------  --------
Operating income                        10,911      8,905      22,931    22,703
Other income                               203        118         605       267
Interest expense                            33        148         198       550
                                       -------    -------    --------  --------
Income from continuing operations
     before income taxes                11,081      8,875      23,338    22,420
Provision for income taxes               4,122      3,417       8,681     8,632
Minority interest                            2          1           5         3
                                       -------    -------    --------  --------
Income from continuing operations        6,957      5,457      14,652    13,785
Discontinued operations:
   Loss on disposal,
      net of applicable taxes              (71)        11        (154)      (22)
                                       -------    -------    --------  --------
Net income                             $ 6,886    $ 5,468    $ 14,498  $ 13,763
                                       =======    =======    ========  ========
Weighted average number
   of shares outstanding
    Basic                               14,969     14,720      14,893    14,612
                                       =======    =======    ========  ========
    Diluted                             15,384     15,206      15,229    15,087
                                       =======    =======    ========  ========
Net income per share, Basic:
    Income from continuing operations  $  0.46    $  0.37    $   0.98  $   0.94
    Loss from discontinued operations      -          -         (0.01)      -
                                       -------    -------    --------  --------
    Net income per share               $  0.46    $  0.37    $   0.97  $   0.94
                                       =======    =======    ========  ========
Net income per share, Diluted:
    Income from continuing operations  $  0.45    $  0.36    $   0.96  $   0.91
    Loss from discontinued operations      -          -         (0.01)      -
                                       -------    -------    --------  --------
    Net income (loss) per share        $  0.45    $  0.36    $   0.95  $   0.91
                                       =======    =======    ========  ========

(See Notes to Condensed Consolidated Financial Statements)
